Exhibit 10.18

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TERM STORAGE AGREEMENT

1.	Contract Number

No: 2009-01

Dated: 15th December 2009

2.	ATT Tanjung Bin Sdn. Bhd. (the “Company”)

Level 7, Menara Millenium

Jalan Damanlela, Pusat Damansara

Damansara Heights

50490 Kuala Lumpur

Malaysia

3.	Vitol Asia Pte Ltd. (the “Client”)

260 Orchard Road #13-01

The Heeren

Singapore 238855

4.	Storage Period

Duration:	Start:	End:
7 years	01 April 2012*	31 March 2019*

Twelve (12) months prior to expiry both Parties shall negotiate the terms and conditions for a contract renewal for a period of three (3) years. Such terms and conditions shall be based on the prevailing market for a 3-year storage contract term, and subject to the capacity requirements of the Client at that time. The Client shall always have a right of first refusal on every 3-year renewal period on the storage capacity that it holds prior to expiry of the existing term.

*	The start and end dates are indicative. Twelve (12) months prior to the indicated start date, the Company shall give a Revised Indicative Start date. Six (6) months prior to the Revised Indicative Start date, the Company and the Client shall agree on a Firm Start Date that shall be binding on both Parties. During the last six (6) months, the Terminal shall provide the Client with regular updates as to the exact start-up date. If, due to any delay in completion of the Company’s storage facilities, the Client is unable to start utilising some or all of the storage capacity referred to in clause 5 below from the Firm Start Date, then without prejudice to the other rights and remedies of the Client, all direct costs actually incurred by the Client as a result of such delay (including, but not limited to, any higher costs relating to alternative storage procured and vessel demurrage charges incurred) shall be reimbursed by the Company to the Client. The Company’s aggregate liability to the Client under the preceding sentence shall be limited to the maximum aggregate amount that the Company is entitled to recover from its contractors for the delay in completion of its storage facilities.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The contract duration of seven (7) years shall commence upon actual start of operations. The final end date shall be calculated based on the exact date of start of operations plus seven (7) years.

5.	Products and Capacities

Products	Tank Details	Contractual Capacity
Dirty Petroleum Products: Fuel oil/ Crude oil for the low flash tanks	Appendix 1.1	322,110 m3	*
Clean Petroleum Products: - Middle Distillates	Appendix 1.2	209,122 m3	*
- Light Distillates	Appendix 1.3	208,982 m3	*
Total Contract Capacity		740,214 m3	*

*	The exact capacities will be adjusted once tank calibration has been performed after the completion of construction and will be inserted in this Storage Agreement as an addendum.

Should construction of any incremental tankage capacity be built by the Company, during the initial seven (7) years contract period, the Client shall have the last look on any such incremental capacity lease(s) by matching the best written bid received by the Company from other parties in terms of storage rates, throughputs and duration.

6.	Storage Location (the “Terminal”)

Street

Port Nr

Tanjung Bin, Malaysia

Port and Draft restrictions	: Ref. Appendix 2
Opening hours of the Terminal	: Ref. Appendix 2
Nomination procedure	: Ref. Appendix 3
Key Performance Indicators	: Ref. Appendix 4

7.	Contractual Capabilities

As detailed in Appendix 4: Key Performance Indicators

Failure to meet contractual capabilities:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The Company shall make the investments required to achieve the capabilities outlined above as well as the Key Performance Indicators (KPI) outlined in Appendix 4. In the event that any of the capabilities are not met on a structural basis, the Client shall notify the Company of any shortcoming. In this event the Company shall explore, where necessary with the Client, the reason for this underperformance and provide an explanation to the Client.

In the event that an operational/procedural solution can be determined to address the underperformance, such a solution will be implemented without delay by the Terminal in consultation with the Client.

In the event that an operational/procedural modification cannot be agreed or found to address the underperformance within three (3) months after notification, and a mechanical issue is the cause of the continued shortcoming, the Company shall make the necessary investment to achieve the contractual capability without delay, with due consideration for costs, the lead time required for ordering and receiving new hardware at the Terminal.

In the event of direct financial losses to the Client that are directly attributable to the underperformance of the KPI (including, but not limited to, any higher costs relating to alternative storage procured and vessel demurrage charges incurred), the Company shall pay the Client an amount to fully offset such losses. The method of payment shall be discussed and agreed between the Company and the Client. Nothing in the General Terms and Conditions referred to in clause 18 (including, but not limited to, in clause 38 of such General Terms and Conditions) shall limit the liability of the Company under this clause 7.

8.	Means of Delivery

Receipt ex seagoing vessel or barge Redelivery into seagoing vessel or barge or truck (for Clean Petroleum Products)

9.	Rates (expressed in US Dollars)

a.	Tank Rental:	$[***]

Expressed in cubic meter (m3) per contractual/shell capacity per month or part thereof:

Tank Rental rate includes:

•	Delivery from seagoing vessel or barge (minimum parcel size of 500 mt)

•	Redelivery into seagoing vessel or barge (minimum parcel size of 500 mt)

•	Storage during the period

•	Standard documentation on vessel’s departure from the Terminal

•	[***] throughputs per year on aggregate contractual capacity leased.

•	Each throughput calculated as one import of oil via delivering vessels over the total leased tank capacities.#

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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b.	Additional Throughput Surcharge:	$[***]

Charged on the difference, expressed in m3, between the actual throughput and the free throughput mentioned in paragraph (a), per m3.

Excess throughput shall be calculated at the end of each year based upon the accumulated volumes over that year and over the leased capacities mentioned in Article 7 of this Agreement.#

# For avoidance of doubt, below is an example as to how this clause is to be interpreted:

If the Client leased 10 tanks for a total of 100,000 m3 from 1st Jan 2012 to 31st Dec 2012; and another 2 tanks for a total of 30,000 m3 from 1st Mar 2012 to 30th Nov 2012.

The Client’s throughput entitlement shall be calculated as: { [***] x 100,000 } + { 9/12 x [***] x 30,000 } = [***] m3.

If the actual oil handled for that calendar year is 2,000,000 m3. Then the additional throughput calculated as (2,000,000 – [***]) = [***] m3.

c.	Intertank Transfer (“ITT”) Surcharge:	$[***]

(Such volume shall not be part of the agreed throughput) For each ITT within the client’s set of tanks, per m3 of product transferred.

d.	Homogenization Surcharge per hour (per tank):	$[***]

e.	Board-to-board Surcharge:	$[***]

(Such volume shall not be part of the agreed throughput) Using two or more berths including connection & disconnection, supervision with a minimum quantity of [***] m3 per parcel, per m3.

f.	Heating Products in Tank (Dirty Petroleum Products only):	To be advised and agreed upon

Per 1000 m3 of product in tank per 1°C of temperature increase achieved.

The Company shall purchase the diesel feedstock for the heaters in consultation with the Client for the diesel feedstock purchased at cost.

Heating shall not be undertaken without the explicit consent of the Client. However, in case the viscosity of the product in tank exceeds 750 CST at observed temperature or cargo temperature is less than 10°C above the Pour Point the Company shall have the right to heat the product without the Client’s consent, but such heating operation will be done always in consultation with the clients based on their operational / blending plans.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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g.	Truck-Loading (Clean Petroleum Products only):	$[***] per mt

(Such volume shall not be part of the agreed throughput) First [***] trucks per month at no extra charge. Thereafter, additional charge shall apply.

Above rates exclude:

The above rates and charges exclude port charges, levies and other 3rd Party fees. Company will invoice these fees to the Client [***].

Port Charges would include costs towards ship agency, pilotage, tugs, port dues, and mooring crew cost. Port Charges will be for the ship owner’s account and not the Client’s. The Company has entered into a lease agreement dated 26 September 2008 (the “Lease Agreement”) with Seaport Worldwide Sdn. Bhd. (“SWW”). The Company undertakes to use its best endeavours to enforce its rights under clauses 2.2(f) and 2.2(g) of the Lease Agreement and any undertakings referred to in those clauses that it receives from the Port Operator (as defined in the Lease Agreement) such that: (i) the only port charges levied on the vessels calling upon the Company’s storage facilities are those referred to as “Port Charges” in the Lease Agreement; (ii) the amount thereof does not, at any time, exceed the amount referred to in clause 2.2(f) of the Lease Agreement; and (iii) the main channel referred to in clause 2.2(g) of the Lease Agreement is dredged and maintained as set out in that clause. To the extent the Client and/or the vessels calling upon the Company’s storage facilities incur any costs, losses or expenses which would not have been incurred but for SWW failing to comply with its obligations in clause 2.2(f) or clause 2.2(g) of the Lease Agreement and/or the Port Operator failing to comply with any undertakings referred to in clause 2.2(f) or clause 2.2(g) of the Lease Agreement, the Company shall use its best endeavours to recover such costs, losses and expenses from SWW and/or the Operator and shall pay to the Client all amounts that it is able to recover from them less any legal and professional fees incurred.

Any Malaysian stamp duty and other similar charges incurred in connection with this Term Storage Agreement shall be borne by the Company.

10.	Terms of Operations

Oil movement planning including quality and quantity must be clearly identified and detailed by the Client and intimated to the Company well in advance for execution. The Company will not be responsible for oil movement planning whatsoever, save for error in following the Client’s written instructions. In implementing the oil movement instruction, the Company shall only follow the instructions of the Client subject always to the safety and efficiency of the Terminal operation. The Client in its planning and instructions will always bear in mind the general efficiency of the Terminal including Quality and Quantity requirements and/or impact arising from/of tank heels bottoms, i.e. the ROB.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.	Tank Cleaning

Tanks are prepared for their respective products prior to commencement of the Contract. On completion of the Contract the tanks shall be re-delivered suitable for the designated use (as listed in Appendix 1.1 to 1.3). The costs involved in cleaning the tanks to their original condition (as listed in Appendix 1.1 to 1.3), in preparation for the next service and the disposal of wastes, if any, are for the Client’s account. Selection of the cleaning contractor will be based on competitive quotes obtained by the Terminal. The Company will invoice the Client at cost and an additional surcharge of [***]% for coordination and administration costs.

12.	Additive Injection

Injection of additives shall be charged at US$[***] per hour, subject to a minimum fee of US$[***], and a maximum fee of US$[***] per operation, irrespective of the number of hours taken by an operation.

13.	Contractual Loss

The Terminal shall strive to achieve [***] based on receipt in-tank figures versus delivered ex-tank figures. A stock reconciliation will be made on a monthly basis to review the actual figures achieved.

14.	Sub-Lease

The Client is authorized to subcontract the Contractual Capacity as well as any right granted by this Contract to a 3rd Party (the “Sub-Lessee”). In this event, the Client shall notify the Company of its intention to do so prior to any sub-lease taking effect, and provide the Company with the details of the Sub-Lessee to whom capacity will be sub-leased, the tanks involved and the period for which the sub-lease is intended.

The Rates shall remain unchanged during the sublease, irrespective of the commercial arrangement between the Client and the Sub-Lessee. Volumes handled on behalf of the Sub-Lessee during a sublease shall be considered as part of the Clients throughput volumes.

The Company and the Sub-Lessee shall enter into a separate sublease contract to arrange for the legal obligations, responsibilities and liabilities between the Company and the Sub-Lessee during the sublease period.

Payment of Rates as described in Article 9a and 9b shall remain the responsibility of the Client. Payment of Rates as described in Articles 9c, 9d, 9e, 9f, 9g, 11 and 12 shall be invoiced by the Company directly to the Sub-Lessee.

The sublease termination date will always be earlier than the termination date of the principal contract between the Company and Client.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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15.	Index / Escalation Clause

Not applicable to the intial term of seven (7) years.

16.	Invoicing and Payment

Tank Rental fee will be invoiced monthly; invoices will be issued at the beginning of each calendar month, in advance. All other charges (e.g., ITT, Homogenization, Heating, etc) for any other services rendered will be invoiced upon expiry of the month in which the respective service was rendered. Additional Throughput as described in Article 9b shall be invoiced annually with product details.

Invoices are payable in US Dollars as agreed and within 15 days after the date of invoice and before final lifting of product.

17.	Insurance

a)	Title and risks of the oil products will remain with the Client at all times.

b)	The Client will be responsible for insuring the oil stored under this Contract at their cost and expense.

c)	Both Parties will be responsible for procuring third party liability insurance to cover their respective legal liabilities arising from their responsibilities under this Contract.

d)	The Company shall always exercise due care and diligence in handling the Client’s products.

18.	General Terms and Conditions

The General Terms and Conditions applicable for this storage contract shall be based on general terms and conditions of comparable tank storage agreements in Singapore and shall be mutually agreed between the parties as soon as possible and definitely prior to the commissioning of the Terminal. Such finally agreed general terms and conditions shall be attached to this contract as stated in Appendix 5 at a later date.

In case of conflict between the terms contained in the General Terms and Conditions and the specific provisions of this Agreement as hereinabove outlined, parties irrevocably agree that the provisions of this Agreement shall prevail.

19.	Modification of the General Conditions

The provisions set forth in this Agreement shall be final and binding on both parties save for any new statutory requirement(s) which have a direct impact on the Company’s ability to fulfill this Agreement and/or arising from new regulatory, safety or environmental requirements that the Terminal must adhere to. Under such circumtance, the Terminal shall endeavour to give at least three (3) months notice, except in the event of an emergency situation where the safety of the Terminal is at stake in which event, the Company will provide a reasonable notice considering all circumstances.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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20.	Law and Jurisdiction:

English law will govern the present Contract. For every dispute not settled amicably, the only qualified jurisdiction will be the Singapore courts.

21.	Bonded Storage

The Company shall secure bonded status for the Terminal prior to commencement of the Terminal’s operations. The Client shall assist the Company in securing the bonded status by way of furnishing sufficient quantities of Dirty and/or Clean Petroleum Products that are required for commissioning purposes on terms and conditions to be agreed.

22.	Notices

All notices which may be given under any provisions of this Contract shall be in writing in English and deemed to have been duly given when: (a) served by (i) facsimile or other written electronic means and communication confirmed by registered mail, (ii) personally, or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid; and (b) properly addressed to the Parties at their addresses first above written or to such other address as each of the Parties may designate in writing to the other Parties in the manner provided in this Clause 22, together with copies as follows:

In case of notice to ATT Tanjung Bin Sdn Bhd:

Level 7, Menara Millenium

Jalan Damanlela, Pusat

Damansara Damansara Heights

50490 Kuala Lumpur

Malaysia

In case of notice to Vitol Asia Pte Ltd:

260 Orchard Road #13-01

The Heeren

Singapore 238855

Tel. + 65 67379922

Fax : + 65 67370917

23.	Indirect or Consequential Losses

Notwithstanding anything contained herein, neither Party shall be liable to the other, whether in contract, tort or otherwise, for any claim for indirect, punitive, special, incidental or consequential losses/damages in connection with or related to this Agreement (including loss of profits, savings, use, data or any other economic advantage) howsoever arising and whether or not advised of the possibility of such loss.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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ATT TANJUNG BIN SDN BHD	VITOL ASIA PTE LTD

/s/ Johan Munir Kamaruzaman	/s/ Dato’ Kho Hui Meng
JOHAN MUNIR KAMARUZAMAN	DATO’ KHO HUI MENG
Director	President
Date : 15th December 2009	Date : 15th December 2009

/s/ Khairul Razman Ramly

KHAIRUL RAZMAN RAMLY

Director

Date : 15th December 2009

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 1.1 — Dirty Petroleum Products: Fuel oil/ Crude oil for the low flash tanks

Tank	Usable capacity in m3 (GSV at 15°C)	Contractual capacity (m3)	Roof Type	Product	Blending	Min flash
TK	8,000	8,339	Fixed	Fuel oil	2 side entry mixer + aircross	60c
TK	8,000	8,339	Fixed	Fuel oil	2 side entry mixer + aircross	60c
TK	8,000	8,339	Fixed	Fuel oil	2 side entry mixer + aircross	60c
TK	20,000	20,848	Fixed	Fuel oil	Jet nozzle + aircross	60c
TK	20,000	20,848	Floating	Fuel oil / Crude Oil (incl. low flash)	Jet nozzle	n.a.
TK	20,000	20,848	Fixed	Fuel oil	Jet nozzle + aircross	60c
TK	30,000	31,272	Fixed	Fuel oil	Jet nozzle + aircross + heating coils (to be confirmed)	60c
TK	30,000	31,272	Fixed	Fuel oil	Jet nozzle + aircross + heating coils (to be confirmed)	60c
TK	30,000	31,272	Floating	Fuel oil / Crude Oil (incl. low flash)	Jet nozzle + heating coils (to be confirmed)	n.a.
TK	45,000	46,909	Fixed	Fuel oil	Jet nozzle and aircross	60c
TK	45,000	46,909	Fixed	Fuel oil	Jet nozzle and aircross	60c
TK	45,000	46,909	Fixed	Fuel oil	Jet nozzle and aircross	60c

Product Acceptance Procedure

On a case by case basis, the Company shall have the right to be informed by the Client on the following specifications of the product to be received:

•	Flash Point

•	H2S

•	Viscosity

•	Density

•	Sulphur content

•	Pour Point

The product shall meet all of the following criteria:

Specification	Max/Min	Method
H2S	Max 200 ppm in the vapour phase*
Viscosity	Max 750 CST at 50°C**
Pour Point	Min 15°C under cargo temperature
Flash Point	Min 60°C for the tanks indicated in above

*	In the event that H2S exceeds 100 ppm in the vapour phase the Company may ask the Client and vessel to take precautions.

**	In case viscosity exceeds 750 CST at 50°C, the Company shall permit this on a case by case basis depending on the operational/blending plan, after taking necessary precautions.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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If the Terminal requests all or any of the abovementioned specifications and is not properly informed by the Client, the Terminal shall have the right to refuse discharge. If product does not meet one or more of these criteria the Company shall have the right to refuse discharge.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 1.2 — Clean Petroleum Products: Middle Distillates

Tank	Usable capacity in m3 (GSV at 15°C)	Contractual capacity (m3)	Roof Type	Product	Blending	Min flash	Jet filter
TK	6,000	6,287	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	Not fitted
TK	6,000	6,254	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	Not fitted
TK	16,000	16,766	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	16,000	16,677	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	16,000	16,677	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	20,000	20,958	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	20,000	20,958	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	20,000	20,847	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	25,000	26,197	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	25,000	26,058	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted
TK	30,000	31,437	Inner floating	Clean petroleum prod	3 side entry mixers + jet nozzle	n.a.	Not fitted

Product Acceptance Procedure

On a case by case basis, the Company shall have the right to be informed by the Client on the following specifications of the product to be received:

•	Flash Point

•	Density

•	Sulphur content

•	Pour Point

•	Colour

This product shall meet all of the following criteria:

Specification	Max/Min	Method
Viscosity	Max 30 CST @ 40°C
Pour Point	Min 15°C under cargo temperature

If the Terminal requests all or any of the abovementioned specifications and is not properly informed by the Client, the Terminal shall have the right to refuse discharge.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 1.3 — Clean Petroleum Products: Light Distillates

Tank	Usable capacity in m3 (GSV at 15°C)	Contractual capacity (m3)	Roof Type	Product	Blending	Min flash	Δ hi-low suction
TK	5,000	5,250	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	1.5 meters
TK	5,000	5,250	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	1.5 meters
TK	5,000	5,250	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	1.5 meters
TK	5,000	5,250	Inner floating	Clean petroleum prod	2 side entry mixers	n.a.	1.5 meters
TK	8,000	8,401	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	8,000	8,401	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	8,000	8,401	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	20,000	21,003	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	20,000	21,003	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	20,000	21,003	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	20,000	21,003	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	25,000	26,254	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	25,000	26,254	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters
TK	25,000	26,254	Inner floating	Clean petroleum prod	Either 3 side entry mixers or jet nozzle	n.a.	1.5 meters

Product Acceptance Procedure

On a case by case basis, the Company shall have the right to be informed by the Client on the following specifications of the product to be received:

•	Mercaptans

•	RVP

•	Density

•	Benzene content

The product shall meet all of the following criteria:

Specification	Max/Min	Method
Benzene content	Max 50% volume percentage
RVP	Max 14.0 psi
Mercaptans	Max 50 ppm*

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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*	In case content exceeds 50ppm allowance may be made up to 200 ppm on a case by case basis, on condition that required precautions, if any, are taken by the Client at the Client’s cost.

If the Terminal requests all or any of the abovementioned specifications and is not properly informed by the Client, the Terminal shall have the right to refuse discharge. If product does not meet one or more of these criteria, the Company shall have the right to refuse discharge.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 2

Jetties

Jetty No.	Draught (m)(1)	DWT (mt)	Max LOA (m) / Notes
1		2,000 to 180,000	- Should be fitted to handle freeboard of 22 meters (partly laden VLCC). - Not connected to Light Distillate System
2		2,000 to 120,000	None
3		2,000 to 50,000	None
4		500 to 20,000	- Minimum LOA 40 meters, and Minimum Parallel Body Length (PBL) 30 meters.
5		500 to 20,000	- Minimum Parallel Body Length 30 meters - Not connected to Middle Distillate System

(1)	Above stated draughts are general figures. Contact the local harbour authorities for the latest draught restrictions.

Vessel Acceptance

Vessels calling at the Terminal will need to be approved by the Port of Tanjung Pelepas. The Company may at its own discretion refuse acceptance of vessels for reasons including but not limited to safety, crew professionality, etc.

Minimum Vessel Capabilities

Vessels calling at the Terminal with a DWT tonnage of more than 25,000 shall be able to maintain a minimum pumping or receiving rate of 1000 m3 per hour or 7 bar at the ship’s manifold.

Vessels calling at the Terminal with a DWT tonnage between 10,000 and 25,000 shall be able to maintain a minimum pumping or receiving rate of 800 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage between 5,000 and 10,000 shall be able to maintain a minimum pumping or receiving rate of 600 m3 per hour.

Vessels calling at the Terminal with a DWT tonnage lower than 5,000 shall be able to maintain a minimum pumping or receiving rate of 400 m3 per hour.

In the event that the abovementioned performance criteria are not met by a vessel, the Terminal shall have the right to unberth such vessel if it is causing delays to other vessels’ operations.

Working Hours and Overtime:

The Terminal is able to handle product on 24 hours per day 7 days a week basis.

Office hours are from Monday 08:00hrs till Friday 17:00hrs local time.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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For emergency please contact key personnel at phone numbers stated below.

Emergency Contact Details Key Personnel:

Terminal Manager :

E-mail                    :

Tel                         :

Mobile                   :

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix 3

NOMINATION AND OPERATIONAL PROCEDURES

1-	All import and export vessels shall be subject to the Port of Tanjung Pelepas & the Terminal’s customary clearance procedures (hereafter referred to as the Terminal” customary clearance procedure).

2-	The Client shall endeavour to give ATT Tanjung Bin at least fifteen (15) days notice of a 5-day arrival range for each import/export requirement, and shall notify the Terminal of the following information:

a)	Name and Flag of the vessel to be employed

b)	Year of Construction

c)	Summer Dead-weight and Draft

d)	L.O.A.

e)	Distance from Bow to Centre Manifold

f)	Type of operation : Import/Export

g)	Product

3-	The Terminal shall accept or reject a vessel nomination made by the Client within five (5) Working Days from the date the nomination is received.

4-	At least ten (10) days prior to the first day of the vessel’s agreed 5-day date range the Client to narrow this down to a 3-day window and shall also notify the Terminal of the following information:

a)	3 day arrival range

b)	Vessel’s local agents

c)	Independent Inspectors attending

d)	Quantity of each grade of product to be loaded or discharged

5-	At least three (3) Working Days prior to the agreed date range of a nominated vessel, the Client may substitute it with a vessel of similar purpose/specification subject always to the Terminal’s right to accept or reject. Such notice of substitution shall be made in writing and contain the information required under Section 2 and 4 hereinabove. Unless otherwise agreed in writing, the date range for the substitute vessel shall always remain as per that of the previous nomination.

6-	The Client shall advise the Terminal promptly of any change of 24 hours or more in the estimated time of arrival of a vessel nominated hereof.

7-	All vessels entering Port of Tanjung Pelepas should comply with all the rules and regulations issued from time to time by the Port of Tanjung Pelepas Authority.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8-	The Client shall notify the Terminal of its documentary requirements at least two (2) full Working Days prior to the arrival of a nominated vessel. The Terminal shall provide all necessary documents in accordance with the Client’s instructions within four (4) hours after completion of loading, and/or from the completion of any quality or quantity testing required by the Client which may delay the preparation of such documents, whichever the later.

9-	The Client shall arrange for the Master of the vessel or his representative to notify the Terminal (Fax No.xxx) of the expected time of arrival upon sailing from its previous port, and thereafter to the extent that such time remains, at least seven (7) days and at 72, 48, 24 hours before the vessel is due at the Terminal. Thereafter the Master shall advise by telex, radio or telephone any variation of more than six (6) hours from such expected time of arrival previously given. The Master of the vessel or his representative shall provide the Terminal (Fax. No.xxx) with the following information 72 hours prior to arrival with an update where applicable at 48 and 24 hours prior to arrival:

a)	For import vessels discharging product(s) to the Terminal:

1.	Name of vessel and call sign

2.	ETA Port of Tanjung Pelepas (Local Time)

3.	Vessel LOA and BCM

4.	Arrival draft fore and aft

5.	Vessel’s Agent at Port of Tanjung Pelepas

6.	Cargo to be discharged (Gross Observed Volume and Gross Standard Volume GOV/GSV)

7.	Transit cargo details

8.	If applicable, ability to discharge two grades simultaneously

9.	If ‘NO” to (8), preferred discharge sequence

10.	Expected maximum freeboard alongside

11.	Ballast hours on completion

12.	Confirmation that all tanks are inerted and IGS fully operational

b)	For export vessels loading product(s) from the Terminal:

1.	Name of vessel and call sign

2.	ETA Tanjung Pelepas (Local Time)

3.	Vessel LOA and BCM

4.	Arrival draft fore and aft

5.	Vessel’s Agent at Port of Tanjung Pelepas

6.	De-Ballast hours before loading

7.	Cargo nomination by grade and quantity

8.	Transit cargo details

9.	If applicable, ability to load two grades simultaneously

10.	If “NO” to (9), preferred loading sequence

11.	Expected sailing draft, fore and aft

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18

12.	Expected maximum freeboard alongside

13.	Last cargo carried, tank preparation

14.	Confirmation that all tanks are inerted and IGS fully operational

10- a)	On arrival at the designated anchorage point, the Master of the import vessel is to confirm to the Terminal the availability of the following documents on board prior to the proceeding to berth:

i)	Copy of the Bill of Lading

ii)	Copy of the Quality Certificate

iii)	Copy of the Certificate of Origin

iv)	Copy of the Cargo Manifest

b)	Non compliance with the above requirement (Section 10a hereinabove) may result in berthing delays and or refusal of the vessel.

c)	All documents, as specified in Section 10a hereinabove, shall be presented to the Terminal upon vessel arrival.

11-	The Client shall always ensure that the local agent of the import vessel issues a Delivery Order to the Terminal prior to commencement of discharge. The Delivery Order shall show the quantity in metric tones, as stated on the Bill of Lading. Failure to comply with this request may subject the import vessel to discharge delays.

12-	On completion of vessel operations, the Terminal shall promptly provide the Client with the following information by telex:

a)	Discharge Quantity (Imports)/Bill of Lading Quantity (Exports)

b)	Time Log (Imports and/or Exports)

NB.:	ALL COMMUNICATIONS AND ETA’S SHOULD REFER TO LOCAL TIME IN MALAYSIA; WHICH IS GMT PLUS 8 HOURS.

13-	The Client shall provide the Terminal with Proforrna Invoices (“PFI”) showing estimated values (Fax PFI acceptable), within 48 hours of completion of vessel operations. This is a requirement of the Port Authority and is applicable to both import and export of product(s). Non compliance may subject the Client to a penalty imposed by the Port Authority.

DISCHARGE AND LOADING CONDITIONS

14-	All vessels shall comply with the Terminal and Port Authority rules & regulations.

15-	The Client warrants that each vessel shall be participating in the “Tanker Owners Voluntary Agreement concerning Liability for Oil Pollution – (TOVALOP).

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19

16-	Upon arrival at the designated anchorage at the Port of Tanjung Pelepas, the Master (or his representative) shall tender to the Terminal (or its agent) Notice of Readiness by fax, telegraph, radio or letter, at any time that the vessel is ready, in all respects, to load or discharge product(s) as the case may be.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20

Tanjung Bin Project—Vitol Asia and ATT Tanjung Bin	APPENDIX 4
KPI—Key Performance Measure
15th Oct 2009—Final Version

Product Types	Fuel Oil	Middle Distillates	Light Distillates

1) Nett Tank Capacities for Gross tank capacities pls refer to next sheet	3 x 8,000 m3; 3 x 20,000 m3; 3 x 30,000 m3; and 3 x 45,000 m3 (of these 1 x 20,000 m3; and 1 x 30,000 m3 low flash tanks) total capacity = 309,000 m3; total tanks = 12 nos	2 x 6,000 m3; 3 x 16,000 m3; 3 x 20,000 m3 2 x 25,000 m3; and 1 x 30,000 m3 total capacity = 200,000 m3; total tanks = 11 nos (Note: Tank coatings please see item 9 below)

4 x 5,000 m3: 3 x 25,000 m3; and

3 x 8,000 m3; 4 x 20,000 m3

total capacity = 199,000 m3; total tanks = 14 nos Optional Mogas /Mid Dist capacity= 4 x 25,000m3 = 100,000 m3 Optional capacity to be linked to Light Dist and (Mid Dist systems—TBA)

2) Tank Loading out / Receiving Rates (Bulk Operations)	Loading out rate = 3,000 m3/hr per tank for all tanks; except 2,000 m3/hr per 8k m3 tanks. Receiving rate = same as above.	Loading out rate = 3,000 m3/hr per tank for all tanks; except 2,000 m3/hr per 6k m3 tanks. Receiving rate = same as above.	Loading out rate = 3,000 m3/hr per tank for all tanks; except 2,000 m3/hr per 5k m3 tanks Receiving rate = same as above.

3) Pumping System (Barge Loading)	1,500 m3/hr, (Via dedicated barge line).	500 m3/hr. (Via any of the docklines).	1,500 m3/hr. (Via any of the docklines).

4) Pumping System and Capacity	All pumps are Positive Displacement type with VSD (as below). All the below flow rates are based on 750cst at observed temp. Pumps: 5 x 1,500 m3/hr (2 Fixed speed; 3 Variable Speed Drive);	Centrifugal Pumps: 4 x 1,500 m3/hr (with VSD); and Positive Displacement pumps: 2 x 500 m3/hr (with VSD);	Centrifugal Pumps: 3 x 1,500 m3/hr (with VSD); and Positive Displacement pumps: 2 x 500 m3/hr (with VSD);

	Loading out rate: Jetty 1 to 3 = 2 nos x 3,000 m3/hr per dock line PLUS 1 nos x 1,500 m3/hr for the third dock line, PLUS 1 nos x 1,500 m3/hr for the barge line.	Loading out rate: Jetty 1 10 3 = 3,000 m3/hr per dock line for for 3 docklines.	Loading out rate: Jetty 1 to 3 = 1,500 m3/hr per dock line for for 3 docklines.

Receiving System and Capacity	All the below flow rates are based on 750cst at observed temp. Receiving rate (all basis max 7 bar backpressure at ship’s manifold) = 3,000 m3/hr per dock line for 2 docklines, PLUS 2,000 m3/hr for the third dock line. Total receiving rate = 8,000 m3/hr for 3 docklines (excluding the barge jetty line). {Note: Dockline sizes = 2 x 30" lines + 1 x 24" line; PLUS 1 x 20" barge line}.

Receiving rate (all basis max 7 bar backpressure at ship’s manifold) = 3,000 m3/hr per dock line for 3 docklines.

Total receiving rate = 9,000 m3/hr for 3 docklines.

(Note: Dockline sizes = 3 x 24" lines).

Receiving rate (all basis max 7 bar backpressure at ship’s manifold) = 1,500 m3/hr per dock line for 3 docklines. Total receiving rate = 4,500 m3/hr for 3 docklines. i.e. 3 x 16" lines.

5) Inter Tank Transfer (ITT) System	2 independent segregated system from the dock lines. ITT Rate = 1,500 m3/hr. Line size 16".	Jet: 1 independent segregated system from the dock lines. Diesel: 1 independent segregated system from the dock lines. ITT Rate = 1,000 m3/hr.	1 independent segregated system from the dock lines. ITT Rate = 1,000 rn3/hr.

6) Blending System

for 45km3 tanks = Jet Nozzle (4nos/tank) and Aircross system for 30km3 tanks = Jet Nozzle (4nos/tank) and Aircross system for 20km3 tanks = Jet Nozzle (2nos/tank) and Aircross system for 8km3 tanks = Side Entry Mixer and Aircross system a) 45km3 and 30km3 = Jet Nozzle must be from 2 locations/tank pointing in opposite direction to create a vortex, with 1 upward nozzle (full product ullage case) and 1 half upward nozzle (half product ullage case).

b) 20km3 = Jet Nozzle must be from 2 locations/tank pointing in opposite direction to create a vortex, with only 1 upward nozzle (full product ullage).

c) minimum 2 mixers for 8km3 tanks

All tanks to be fitted with Jet Nozzle (except for 6k m3) All tanks to be fitted with Side Entry Mixer (including 6 km3) Atleast min 3 mixers for all tanks (except 2 mixers for 6k m3)

All tanks to be fitted with EITHER Jet Nozzle (per drawing) OR Side Entry Mixer whichever is cost competitive. If mixers are chosen atleast minimum 3 mixers per tank (except for 5k m3). Minimum of 1.5m between hi/low suctions

Butane Injection System with flow control system to inject 5% Butane in a flow of 1,000 m3/hr on a circulation basis (per attached drawing) and to add 1 x 2,500 mt LPG sphere to store mixture of Butane and Propane (max propane content 40%) LPG tanker receiving rate = to be determined (expect to be 200m3/hr).

7) Dock Lines System	3 independent systems and 1 barge loading lines. This must also be independent of the 2 itts lines. Minimum 2 grades at any time.	Minimum 3 lines with double valve segregation (1 for Jet; 1 for Diesel l0ppm; and 1 for Diesel general) Minimum 2 grades at any time	Minimum 3 (1 mtbe free, 1 normal, 1 swing). Minimum 2 grades at any time

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21

Product Types	Fuel Oil	Middle Distillates	Light Distillates

8) Circulation System	All tanks. Circulation rate = 1,500 m3/hr, Line Size 16". except 8km3 tanks	All tanks. Circulation rate = 1,000 m3/hr. Line Size 12". except 6km3 tanks	All tanks. Circulation rate = 1,000 m3lhr. Line Size 12". except 5km3 tanks

9) General

All tanks to be coned down with center sump + stripping line to be independent of main suction.

Tank Coatings: top 1 meter of the tanks.

Require a connection to the Middle Distillate System through hose connection via ciruculation line for blend stock purchase.

All tanks to be coned down with center sump + stripping line to be independent of main suction. Center sump water draw off to be provided for all tanks.

Tank Coatings for all tanks: tank bottoms and first meter of the tank to be coated with epoxy material approved as compatible with aviation fuels.

All tanks to be coned down with center sump + stripping line to be independent of main suction. Tank Coatings for all tanks: top 1 meter, tank bottoms and first meter of the tank to be coated.

10) Stripping System	Maximum 3 hours for all tanks (except 45k m3 tanks) Maximum 4 hours for 45km3 tanks	All tanks Maximum 2 hours	All tanks Maximum 3 to 4 hours

11) Heating System	Maintain = 2 x 30km3 at 55 deg C. Heatup = 3 deg C / day for one tank. Heatup = 1.5 deg C / day for both tanks. Heating system: heating coils in tanks preferred (external heater not preferred)	Not Applicable	Not Applicable

12) Pigging System	Not Applicable (But provided for due to the inability to slope the docklines)	Line pigging required for Grade Change	Line pigging required for Grade Change

13) Dye Additive/Doping System Filtering System	H2S doping system At 1 location: in terminal (at pump pad, i.e. pump discharge side).	Yes in-line and dye injection capability for all tanks (to the jetty and to the circulation line). At 2 locations: 1 in Jetty; 1 in terminal (at pump pad, i.e. pump discharge side).	Injection system must be able to handle IBC, drums and iso-tainers by to 15mt size. At 2 locations: 1 in Jetty; 1 in terminal (at pump pad, i.e. pump discharge side).

14) Truck Loading Capability	Not Applicable	Rack for 3 truck loading facility with metered capacity	Rack for 3 truck loading facility with metered capacity

15) Berth connections to

Jetty 1: 2,000 to 180,000 dwt: Yes; MLA 2 nos x 16"; 3,000 m3/hr per MLA

Jetty 2: 2,000 to 120,000 dwt: Yes; MLA 2 nos x 16"; 3,000 m3/hr per MLA

Jetty 3: 2,000 to 50,000 dwt: Yes; MLA 2 nos x 12"; 2,000 m3/hr per MLA

Jetty 4: 500 to 20,000 dwt: Yes / minimum LOA: 40 mtrs

Jetty 5: 500 to 20,000 dwt: Yes

Note: Jetty 4, 5: at each berth MLA 1 no x 12"; 1,500 m3/hr per MLA

Note: Jetty 4, 5: Minimum Parellel Body Length (PBL): 30 mtrs

Note: Jetty 1: Should be fitted to handle freeboard of 22 meters

Jetty 1: 2,000 to 180,000 dwt: Yes; MLA 2 nos x 16"; 3,000 m3/hr per MLA

Jetty 2: 2,000 to 120,000 dwt: Yes; MLA 2 nos x 16"; 3,000 m3/hr per MLA

Jetty 3: 2,000 to 50,000 dwt: Yes; MLA 2 nos x 12"; 2.000 m3/hr per MLA

Jetty 4: 500 to 20,000 dwt: Yes 1 minimum LOA: 40 mtrs

Note: Jetty 4: MLA 1 no x 12"; 1,500 m3/hr per MLA

Note: Jetty 4, 5: Minimum Parellel Body Length (PBL): 30 mtrs

Note: Jetty 1: Should be fitted to handle freeboard of 22 meters

Jetty 2: 2,000 to 120,000 dwt: Yes; MLA 2 nos x 12"; 2,250 m3/hr per MLA

Jetty 3: 2,000 to 50,000 dwt: Yes; MLA 2 nos x 12"; 2,250 m3/hr per MLA

Jetty 4: 500 to 20,000 dwt: Yes / minimum LOA: 40 mtrs Jetty 5: 500 to 20,000 dwt: Yes

Note: Jetty 4, 5: at each berth MLA 1 no x 12"; 1,500 m3/hr per MLA

Note: Jetty 4, 5: Minimum Parellel Body Length (PBL): 30 mtrs

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22

ATT TANJUNG BIN SDN BHD

GENERAL TERMS AND CONDITIONS FOR TANK OPERATIONS IN TANJUNG BIN

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE OF CONTENTS

ARTICLE	HEADING
1	DEFINITIONS AND INTERPRETATION	1
2	EARLY TERMINATION OF AGREEMENT	4
3	LOCATION OF FACILITIES	4
4	REPLACEMENT OF FACILITIES	4
5	INSPECTION OF FACILITIES	5
6	SPECIAL MEASURES DUE TO COMPETENT AUTHORITIES	5
7	MAINTENANCE, REPAIR, ALTERATION OF, ADDITION TO FACILITIES AND UNAVAILABILITY OF THE FACILITIES	5
8	REMOVAL OF GOODS	6
9	CLEANING AND RESTORATION OF FACILITIES	6
10	OTHER OPERATIONS	7
11	MAXIMUM TANK WEIGHT	7
12	INFORMATION FROM PRINCIPAL	7
13	INSPECTION OF GOODS	8
14	LIABILITY FOR INCORRECT OR INCOMPLETE STATEMENTS, ETC.	8
15	REFUSAL TO TAKE DELIVERY OF GOODS OR CARRY OUT OPERATIONS	9
16	MEANS OF TRANSPORT, PACKING MATERIALS AND CONTAINERS	9
17	CONDITION OF GOODS ON ARRIVAL	10
18	INFORMATION AND DOCUMENTS FOR DUTIES, TAXES AND CHARGES	10
19	POINT OF DELIVERY OR RE-DELIVERY	10
20	ARRIVAL, HANDLING AND DEPARTURE OF VESSELS AND VEHICLES	11
21	WORKING HOURS	13
22	DELIVERY AND RE-DELIVERY OF GOODS	14
23	COUNTING, WEIGHING AND MEASUREMENT OF GOODS	14
24	DELIVERY ORDERS	14
25	ACCESS TO TERMINAL	16
26	INFORMATION ON GOODS	16
27	TRANSFER OF GOODS	16
28	DELIVERY REQUIREMENTS	17
29	INSURANCE	18
30	THIRD PARTY CHARGES AND SUMS ON GOODS	19
31	RATES, CHARGES AND TAXES	20
32	CONDITIONS OF PAYMENT	21
33	COMMON STORAGE COSTS	22
34	RIGHTS OF LIEN AND RETENTION	22
35	DISPUTE OF OWNERSHIP OF GOODS	22
36	RIGHT OF DISPOSAL	22
37	FORCE MAJEURE	24
38	OPERATOR’S LIABILITY	25
39	CUMULATIVE RIGHTS AND REMEDIES	26
40	COMPLIANCE WITH LAWS	26

41	ASSIGNMENT OF AGREEMENT	27
42	CONSENT OR WAIVER	27
43	ARBITRATION	27
44	SUBMISSION TO JURISDICTION	28
45	STAMP DUTY	28

ii

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	The following expressions shall have the following meanings unless the context of the Agreement requires otherwise.

1.1.1	“Agreement”

The agreement made verbally, by conduct or in writing between the Operator and the Principal or any person on behalf of the Principal whereby the Operator undertook to carry out the Operations subject to the terms and conditions of such agreement including these Articles.

1.1.2	“Claim”

Any loss, damage, cost and expense suffered by the claimant due to the loss, destruction or damage of any property (including the property of the claimant) or from any damage to the environment or from the death or injury of any person (including the claimant) suffered by the claimant and any demand or legal proceedings made) or instituted in respect of such claim including the costs (including solicitor and client costs) and expenses of such demand or proceedings.

1.1.3	“Delivery Order”

Any document issued under Article 24 and described as a “Delivery “Order” and numbered, signed, stamped where necessary, and issued by the Operator with the statement that the holder of such document shall be entitled to take delivery of the specified quantity, type and markings of the Goods provided that the provisions of the Agreement shall have been observed and performed by the Principal up to the date of re-delivery of the Goods.

1.1.4	“Facilities”

All or any part of the Terminal chosen by the Operator from time to time for the purposes of the Operations.

1.1.5	“Force Majeure” is a term defined in Clause 37 of this Agreement.

1.1.6	“Goods”

All or any part of any edible oils and fats and products derived therefrom, mineral oils and oil products, and other liquids, chemicals, gases whether liquefied, under pressure, refrigerated or semi-refrigerated or not and other goods that shall be delivered by or on behalf of the Principal to the Operator for the purposes of the Operations.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.7	“Holder of a Delivery order”

Any person who represents itself as such to the Operator by submitting the Delivery Order to the Operator.

1.1.8	“Operations”

Any or all operations carried out or to be carried out by the Operator in respect of the Goods pursuant to the Agreement including (unless expressly excluded by the Agreement), taking delivery of, storing, handling (including transhipping and pumping through), moving, treating, blending, re-delivering and administrative handling and documentation of the Goods at, outside or through the Terminal.

1.1.9	“Operator”

Any person who whether or not by itself, undertakes to carry out the Operations pursuant to the Agreement.

1.1.10	“Principal”

Any one or more of the following persons –

(1)	Any person who whether or not for itself, has entered into the Agreement with the Operator, and the Holder of a Delivery Order where a Delivery Order has been issued in respect of part of the Goods.

(2)	The Holder of a Delivery Order in a case where a Delivery Order has been issued in respect of all of the Goods.

(3)	Any other person who is legally and beneficially entitled to ownership or possession of the Goods.

1.1.11	“Terminal”

All or any part of any premises, office, building, landward or marine storage facility, tank, tanker vessel, tank truck, rail tank car, shed, warehouse, berth, jetty, quay, pier, mooring or breasting facility, pipeline, and their pumps, equipment, appliances and component parts and other place, building, structure, vessel or vehicle at, by or through which the Operations are carried out irrespective of whether or not such place, building, structure, vessel or vehicle shall belong to or be controlled or operated by the Operator.

1.1.12	“Term Storage Agreement”

The Agreement executed between ATT Tanjung Bin Sdn Bhd and Vitol Asia Pte Ltd on 15th December 2009 with regard to the lease of storage facilities at Tanjung Bin, Johor in Malaysia.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.1.13	“Vehicle”

Any vehicle notified by the Principal to the Operator as being authorised to deliver the Goods to the Operator or to take re-delivery of the Goods from the Operator.

1.1.14	“Vessel”

Any vessel notified by the Principal to the Operator as being authorised to deliver the Goods to the Operator or to take re-delivery of the Goods from the Operator.

1.2	The Operator shall carry out the operations exclusively on these Articles unless otherwise expressly agreed be in writing. These Articles shall be applicable as soon as the Agreement has been concluded between the Principal and the Operator and they shall furthermore be applicable to all legal relationships that result from or in connection with the carrying out of the Operations.

1.3	The several documents forming the Agreement shall be taken as mutually explanatory of one another and in the event of any contradiction or inconsistency between the provision of this document and any provision of and the Term Storage Agreement, the provision of the Term Storage Agreement shall prevail.

1.4	All applications, orders, instructions, notices, requests, descriptions, directions, declarations, permissions, consents and other communication required or permitted under the Agreement to be made or given to the Operator shall be made or given in writing.

1.5	All orders, instructions, notices, requests, directions and other communication required or permitted under the Agreement to be made or given to the Principal shall be made or given at the office of the Principal or its representative in Singapore last known to the Operator.

1.6	Reference in the Agreement to any statute includes a reference to such statute in force from time to time and any regulations or orders made under such statute.

1.7	The Operator and the Principal are collectively referred to in this Agreement as “parties” and individually as a “party”.

1.8	Any undertaking by the Operator under the Agreement to do any act may be carried out by any person engaged or authorised by the Operator to do so.

1.9	If the whole of any part of any provision of the Agreement shall be or become illegal or invalid or unenforceable for any reason whatsoever including by reason of any statutory provision or by reason of any decision of any Court or any other body or authority having jurisdiction over the parties or the Agreement, such whole or part of such provision shall be deemed to be deleted from the Agreement Provided that if any such deletion substantially affects or alters the commercial basis of the Agreement, the parties shall negotiate in good faith to amend the provisions of the Agreement as shall be necessary or desirable in the circumstances.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.10	The headings of the Articles are for reference and the convenience of the parties only and do not define, limit or enlarge the meaning, interpretation or scope of any of these Articles.

ARTICLE 2

EARLY TERMINATION OF AGREEMENT

Notwithstanding the other provisions of the Agreement, the Operator may terminate the Agreement forthwith at any time without Claim or charge by the Principal, by giving notice to the Principal if the Principal shall fail to observe or perform any of its obligations under the Agreement and shall not remedy its failure to so observe or perform such obligations within a reasonable time after the Operator has notified the Principal of such failure.

ARTICLE 3

LOCATION OF FACILITIES

3.1	Unless expressly provided otherwise in the Agreement or in a Delivery Order and subject to Article 7.2:

(a)	The Operator shall, at its absolute discretion, select the Facilities suitable for the carrying out of the Operations and shall be entitled to move the Goods from one part of the Terminal to another from time to time.

(b)	The Operator may carry out the Operations at any Facilities at the Terminal in common with other goods of the same average quality and of the same grade as the Goods with the written consent from the Principal and in such operations, the Principal shall not be entitled to make any Claim against the Operator.

3.2	The Operator shall as soon as possible, notify the Principal of any movement of the Goods but the Principal shall not make any Claim against the Operator by reason of the fact that it has not been so notified.

3.3	Subject to Article 3.1, the Operator shall use its best endeavours to store the Goods at Facilities separate from the Facilities where other goods are stored.

ARTICLE 4

REPLACEMENT OF FACILITIES

4.1	If the Facilities shall be damaged or destroyed or shall become unfit for the Operations as a result of a Force Majeure event, the Operator shall use its best endeavours to make alternative facilities of a similar nature at the Terminal available for the Principal’s use in replacement of the Facilities.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5

INSPECTION OF FACILITIES

5.1	The Principal shall be entitled to inspect the Facilities to ensure their cleanliness, suitability and good condition prior to the delivery of the Goods to the Operator.

5.2	If the Principal shall not make such inspection or shall not have objected to the cleanliness, suitability or condition of the Facilities after such inspection, the Facilities shall be deemed to have been in a clean, suitable and good condition upon the delivery of the Goods thereto and the Operator shall not be liable in any way whatsoever for any Claim arising out of any lack of cleanliness or the state or condition of the Facilities.

ARTICLE 6

SPECIAL MEASURES DUE TO COMPETENT AUTHORITIES

6.1	The Operator shall be entitled immediately to install or modify any fixture or fitting to the Facilities at its own risk and expense instalment of which is required by the competent authorities or to prevent or reduce the emission of smoke, dust, fumes, vapours or other matter.

6.2	Notwithstanding that the cost of such installation or modification shall have been borne by the Operator and that such fixture or fitting shall be the property of the Operator, an adjustment to the storage rate or reimbursement of such costs shall be discussed and agreed between the Principal and Operator based on reasonable recovery of such investment made by Operator.

6.3	The Operator shall as soon as possible, notify the Principal of such installations and measures but the Operator’s failure to notify the Principal shall not entitle the Principal to refuse to negotiate the adjustment to the storage rate as referred to in Article 6.2.

ARTICLE 7

MAINTENANCE, REPAIR, ALTERATION OF, ADDITION TO FACILITIES AND

UNAVAILABILITY OF THE FACILITIES

7.1	Subject to the provisions of this Article 7, the Operator shall be entitled at any time and from time to time to inspect and carry out any works for the routine or planned maintenance or repair or necessary alteration or addition to the Facilities.

7.2	Except where any repairs need to be undertaken to the Facilities because of an emergency that poses an imminent health or safety hazard or where any unplanned maintenance needs to be carried out, the Operator shall only carry out any maintenance, repair, alteration or addition to the Facilities after having provided not less than six (6) calendar months prior written notice to the Principal of such maintenance, repair, alteration or addition. Should the Operator fail to comply with this requirement, it shall be liable for all direct costs, losses and liabilities suffered or incurred by the Principal as a result of the Principal not being to utilise some or all of the Facilities pursuant to the Term Storage Agreement.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.3	If, for any reason whatsoever (including, but not limited to, routine, planned or unplanned maintenance, Force Majeure or any emergency), some or all of the Facilities are damaged, destroyed, become unfit for Operations or otherwise become unavailable for utilisation by the Principal in accordance with the Term Storage Agreement (the “Unavailable Facilities”) for a consecutive period of 12 hours, then in respect of the period commencing immediately after such 12 hours and ending upon the Unavailable Facilities becoming fully available for utilisation by the Principal in accordance with the Term Storage Agreement, rental and/or other charges payable by the Principal under the Term Storage Agreement shall be [***]. The Operator shall at all times minimise disruption to operations by ensuring that its planned maintenance schedule does not affect more than one tank of a single product group being unavailable at a time

7.4	The Operator shall be entitled to move the Goods from the Facilities to other parts of the Terminal if the Operator shall deem such movement to be necessary or desirable for the Operator to carry out such works and in such event the Operator shall as soon as possible notify the Principal of such movement of the Goods.

7.5	If any such works shall, in the reasonable opinion of the Operator, become necessary as a result of any amendment or re-enactment of any law taking effect after the date of commencement of effect of the Agreement, the Operator shall be entitled to carry out such works at the risk and expense of the Operator.

ARTICLE 8

REMOVAL OF GOODS

The Principal shall completely remove the Goods from the Facilities not later than the date of expiry or early termination of the Agreement.

ARTICLE 9

CLEANING AND RESTORATION OF FACILITIES

9.1	Unless expressly provided otherwise in the Agreement or if so required by the Operator, the Principal shall bear all costs incurred by the Operator in respect of the cleaning of the Facilities from time to time and in respect of the restoration of the Facilities to their cleanliness and condition as at the commencement of effect of the Agreement, upon the termination of the Agreement.

9.2	As and when required by the Operator or as and when necessary in the interests of safety, the Principal shall provide to the Operator without charge, all knowledge, expertise and experience available to the Principal in respect of the cleaning and restoration of the Facilities.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3	In the event that any waste materials, remnants, residues, cleaning water or agents shall have to be removed from the Facilities after such cleaning or restoration of the Facilities:

(a)	the Operator shall be entitled to remove such waste materials, remnants, residues, cleaning water or agents forthwith at the risk and expense of the Principal; or

(b)	if the Operator shall so choose and notify the Principal, the Principal shall remove such waste materials, remnants, residues, cleaning water or agents forthwith at the risk and expense of the Principal and subject to the requirements of the Operator.

ARTICLE 10

OTHER OPERATIONS

10.1	Subject to Article 6, the Principal shall notify the Operator reasonably in advance of any operation other than the Operations which it shall wish the Operator to carry out in respect of the Goods and the Operator may agree to do so subject to terms and conditions to be mutually agreed upon.

10.2	If the Operator shall choose not to carry out such other operations, the Operator shall not be liable for any Claim arising from any omission to carry out such operations and the Principal shall indemnify the Operator against all Claims suffered by or made against the Operator due to such omission.

ARTICLE 11

MAXIMUM TANK WEIGHT

11.1	Unless expressly permitted otherwise by the Operator, each tank (if any) forming part of the Facilities on land shall not be filled to a capacity exceeding the weight of 1000 kg/m3.

11.2	Notwithstanding Article 12.1, no reduction in the storage charges payable in respect of such tank shall be allowed on the ground that any part of the space in such tank shall not have been used.

ARTICLE 12

INFORMATION FROM PRINCIPAL

12.1	The Principal shall, on or before the commencement of the Agreement, furnish to the Operator:

(a)	a description of the Goods (including the description of their nature, type, quality, composition, temperature, weight, volume, value, source, origin, hazard classification and in the case of gases, their pressure) and a separate description of their weight in any case where the weight of any individual package of the Goods exceeds 1,000 kilograms; and

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	a description of the other physical properties of the Goods and their particulars knowledge of which are or may be of importance to the Operator or which are of such a nature that the Agreement would not have been entered into or would not have been entered into on the same conditions, if the Operator had had knowledge of those particulars.

12.2	The Operator shall not be deemed to have knowledge of the description of the Goods, if the descriptions referred to in Article 12.1 shall not be complete or correct.

12.3	The Operator may accept delivery of the Goods notwithstanding the Operator’s knowledge of any incorrect or incomplete description of the Goods and if the Operator shall choose to take delivery of the Goods for any reason whatsoever:

(a)	the Principal shall bear the risk and expense of any necessary or desirable measures carried out by the Operator in respect of the Goods arising from such incorrect or incomplete description and shall indemnify the Operator against all Claims arising from such measures;

(b)	the Operator shall not be liable for any Claim arising from such taking of delivery of the Goods.

ARTICLE 13

INSPECTION OF GOODS

13.1	The Operator shall be entitled on or before taking delivery of the Goods:

(a)	to open packages or containers of the Goods for the purposes of inspection if it suspects that the contents have been incompletely or incorrectly described; and

(b)	to tally, weigh, measure, test or examine the Goods for the purposes of verification.

13.2	If the Operator shall find that the contents of packages or containers of the Goods or the number, weight, measurement or nature of the Goods have been incompletely or incorrectly described, the Principal shall bear the cost of the Operator’s inspection and verification.

ARTICLE 14

LIABILITY FOR INCORRECT OR INCOMPLETE STATEMENTS, ETC.

The Principal shall be liable to the Operator for and shall indemnify the Operator against all Claims suffered by or made against the Operator arising from any incorrect or incomplete description, statement, indication, information, notice, direction or instruction made or given by the Principal to the Operator, in addition to the costs payable by the Principal under Article 13.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 15

REFUSAL TO TAKE DELIVERY OF GOODS OR CARRY OUT OPERATIONS

15.1	Notwithstanding the other provisions of the Agreement, the Operator shall be entitled to refuse to take delivery of the Goods or to carry out any Operations:

(a)	if in the reasonable opinion of the Operator, the goods delivered purportedly as the Goods do not conform with the description/specification thereof provided by the Principal under Article 12;

(b)	if the Goods are delivered in an apparently damaged, defective condition or contaminated;

(c)	if by doing so the safety and security of the Terminal would be jeopardised; or

(d)	if in the reasonable opinion of the Operator, the carrying out of such Operations may lead to a Claim.

15.2	The Operator shall be entitled to require payment from the Principal of any cost or expense incurred by the Operator in respect of the Operations prior to the Operator’s refusal to take delivery of the Goods pursuant to Article 15.1.

ARTICLE 16

MEANS OF TRANSPORT, PACKING MATERIALS AND CONTAINERS

16.1	The Principal shall ensure at all times that the means of transport, packing materials and containers and their accessories used in the delivery of the Goods shall be in a sound, clean, tight and staunch condition and shall be fit for use in respect of the Goods and shall be in compliance with the requirements of the competent authorities.

16.2	The Operator shall be entitled at any time on, before or after taking delivery of the Goods, to open, weigh, measure, test or examine such means of transport, packing materials and containers for the purposes of inspection.

16.3	If in the reasonable opinion of the Operator, such means of transport, packing materials or containers are not in a sound, clean, tight and staunch condition or are not fit for use in respect of the Goods or are not in compliance with the requirements of the competent authorities:

(a)	the Operator shall be entitled to refuse to take delivery of the Goods or if the Goods are then at the Terminal, to remove the Goods forthwith at the risk and expense of the Principal or to require the Principal to remove the Goods forthwith;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	the Operator shall not be liable for any Claim arising from any lack of soundness, cleanliness, tightness or staunchness of such means, materials or containers and the Principal shall indemnify the Operator against such Claim.

ARTICLE 17

CONDITION OF GOODS ON ARRIVAL

17.1	Any taking of delivery of the Goods by the Operator shall not constitute proof that the Goods were delivered in a good and undamaged condition or that the means of transport, packing materials or containers used in respect thereof conformed with the requirements of Article 16.1.

17.2	The Operator shall, as soon as possible, notify the Principal of any damage or defect of the Goods or of such means, materials or containers, which is apparent at the time of delivery thereof but the Principal shall not make any Claim against the Operator by reason of the fact that it has not been so notified.

17.3	The Operator shall be entitled at the expense of the Principal, to do all things necessary to prevent or reduce further deterioration in the condition of the Goods and to arrange for a report to be made on the condition of the Goods without being liable for any Claim arising from doing such things and the Principal shall indemnify the Operator against such Claim.

ARTICLE 18

INFORMATION AND DOCUMENTS FOR DUTIES, TAXES AND CHARGES

18.1	If the Goods are or may be subject to duties, taxation or other charges by the competent authorities, the Principal shall reasonably in advance furnish to the Operator, all information and documents required by the Operator to enable the Operator to make the appropriate declarations to such authorities for such purposes or to facilitate the Operator’s dealings with such authorities.

18.2	The Principal shall be liable for and shall indemnify the Operator against any Claim, penalties, taxes or duties suffered or payable by the Operator arising from any incorrect or incomplete information or documents that have been furnished by the Principal to the Operator under Article 18.1 or arising from the Principal’s failure or omission to provide the required information and documents or to provide the same promptly.

ARTICLE 19

POINT OF DELIVERY OR RE-DELIVERY

19.1	The Goods shall be deemed to have been delivered to the Operator at the Terminal:

(a)	if the Goods are delivered from a tanker or from the tank of any other vessel, immediately upon the Goods passing the connecting flange of the pipeline at the Terminal connected to the manifold of the tanker or other vessel;

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	if the Goods are delivered through a pipeline at the terminal of any other person, immediately upon the Goods passing the valve placed between that pipeline and the pipeline at the Terminal;

(c)	if the Goods are delivered by a vessel and are unloaded otherwise than in the manner described in paragraph (a) above, immediately after the Goods have been unhooked at the Terminal; or

(d)	if the Goods are delivered by rail or road, immediately upon the Goods passing the connection to the means of transport at the Terminal in the event of unloading by means of pumps or in the event of any other manner of unloading, immediately after having been unloaded from the means of transport.

19.2	The Goods shall be deemed to have been re-delivered to the Principal from the Terminal:

(a)	if the Goods are re-delivered to a tanker or into the tank of any other vessel, immediately after the Goods have passed the connecting flange of the pipeline at the Terminal connected to the manifold of the tanker or other vessel;

(b)	if the Goods are re-delivered through a pipeline at the terminal of any other person, immediately after the Goods have passed the valve placed between the pipeline at the Terminal and the first mentioned pipeline;

(c)	if the Goods are re-delivered to a vessel and are to be loaded in any manner other than as described in paragraph (a), immediately after the containers containing the Goods have been hooked at the Terminal; or

(d)	if the Goods are re-delivered by rail or road and are to be loaded by means of pumps, after they have passed the connection at the Terminal to the means of transport, or in the event of any other manner of loading have been loaded onto or into the means of transport.

ARTICLE 20

ARRIVAL, HANDLING AND DEPARTURE OF VESSELS AND VEHICLES

20.1	A Vessel may berth or a Vehicle may be landed at the Terminal for the purposes of delivering or taking re-delivery of the Goods, except where the Operator refuses at its discretion, to grant permission for such berthing or landing where such refusal can only be given reasonably on the basis of the Operator’s opinion that the safety and security of the operations of the Terminal is negatively affected.

20.2	Subject to Article 20.1 and except where required otherwise by the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal, the Operator shall handle a Vessel berthed at the Terminal or a Vehicle landed at the Terminal, in the order in which the arrival of such Vessel has been notified by the Principal to the Operator by such means and within such time as shall have been agreed between the Operator and the Principal.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.3	In the event of any delay caused to the Vessel or the Vehicle or any delay, interruption or departure from the sequence of the handling of the Vessel or the Vehicle due to any cause whatsoever, the Operator shall not be liable to the Principal or any other person for any Claim arising from any such delay or interruption or departure.

20.4	If the loading or discharge of the Goods shall be undertaken by the Operator as part of the Operations, the Principal shall ensure that the Operator shall receive adequate directions in sufficient time regarding the proper manner of such loading or discharge and if the Goods are to be delivered to the Operator in various consignments, regarding the Goods that form part of each consignment.

20.5	(1) With regard to the discharge or loading of the Goods from or onto any Vessel or any Vehicle during the delivery or the taking of re-delivery of the Goods to or from the Operator, as the case may be, the Principal shall ensure that when the Vessel or the Vehicle has berthed or parked alongside a delivery or re-delivery point at the Terminal designated by the Operator and the Operator has declared itself to be ready for such delivery or re-delivery, such discharge from or loading onto the Vessel or the Vehicle (including the connection and disconnection of hoses and the taking and analysis of samples of the Goods) shall commence immediately and proceed diligently on a 24-hour basis daily (including Sundays and public holidays) without interruption or delay until the completion of such discharge or loading.

(2)	Without prejudice to the generality of paragraph (1), the Principal shall ensure that:

(a)	the Goods shall be discharged from a Vessel or a Vehicle at the agreed pumping capacity, taking into account the receiving capacity of the Terminal and the requirements of safety; and

(b)	if the Goods shall have to be pumped from the Vessel during such discharge, the Goods shall be pumped at such temperature, pressure and condition as agreed in the Terms Storage Agreement.

(3)	If the Operator and the Principal shall differ on the question of such maximum pumping capacity, temperature, pressure or condition, parties shall jointly be entitled thereupon to obtain the decision of an independent and reputable expert whose decision shall be final and binding on the parties.

20.6	The Principal shall ensure that the Vessel or the Vehicle shall be removed from the Terminal immediately upon completion of such discharge or loading or, sooner if necessary for compliance with the requirements of the competent authorities or where deemed necessary by the Operator to facilitate other operations at the Terminal.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.7	If the Operator shall not have received any or any adequate directions described in Article 20.4 within sufficient time (in accordance with standard industry practice), the Operator shall be entitled to refuse to take delivery of or to re-deliver the Goods and at the risk and expense of the Principal, to remove the Vessel or the Vehicle to any place chosen by the Operator at its absolute discretion

20.8	If:

(a)	the Goods shall not be discharged from or loaded onto the Vessel or the Vehicle, as the case may be, at the times and the speed described in Article 20.4 due to any reason whatsoever or

(b)	the Vessel or the Vehicle shall not be removed from the Terminal at the time described in Article 20.6 due to any reason whatsoever (including the arrest or seizure of the Vessel or the Vehicle by a third party)

and the Operator shall have requested the Principal or the master of the Vessel or the driver of the Vehicle to increase the speed of such discharge or to remove the Vessel or the Vehicle, as the case may be, and the Principal or the master or the driver shall fail to comply with such request due to any reason whatsoever:

(i)	the Operator shall be entitled to interrupt such discharge or loading and to remove the Vessel or the Vehicle to any place chosen by the Operator at its absolute discretion and

(ii)	the Principal shall pay to the Operator all losses, costs and expenses arising from such failure and removal and shall be liable for any Claims arising from such failure and shall indemnify the Operator against such Claims.

ARTICLE 21

WORKING HOURS

21.1	The Terminal is able to handle the Goods on 24 hours per day 7 days a week basis, whereas the office hours are from Monday 08:00hrs till Friday 17:00hrs local time.

21.2	Notwithstanding Article 21.1 any Operations may be carried outside the normal office hours:

(a)	If required by the competent authorities or

(b)	If the Principal shall so request the Operator and the Operator agrees to do so.

21.3	Any cost or expense incurred by the Operator arising from carrying out any Operations outside the normal office hours pursuant to Article 21.2 shall be paid by the Principal to the Operator.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 22

DELIVERY AND RE-DELIVERY OF GOODS

22.1	If the Principal has informed the Operator that the Goods will be delivered or taken re-delivery of in specified quantities and at specified times or at specified intervals and if the Goods are not so delivered or taken re-delivery of:

(a)	the Principal shall be liable for any Claims arising from the failure to so deliver or take redelivery of the Goods irrespective of the cause and shall indemnify the Operator against such Claims and

(b)	in the case of delivery of the Goods, the Operator shall then no longer be required to make available the Facilities pursuant to the Agreement or in the case of re-delivery of the Goods, the Operator shall be entitled to remove the Goods forthwith from the Facilities at the risk and expense of the Principal.

22.2	Time shall be of the essence for the purposes of this Article.

ARTICLE 23

COUNTING, WEIGHING AND MEASUREMENT OF GOODS

23.1	Only the results of counts, weighings or measurement of the Goods carried out jointly by the Operator and the Principal shall bind the parties.

23.2	The Principal or any person authorised in writing by the Principal may be present at such counts, weighings or measurements.

ARTICLE 24

DELIVERY ORDERS

24.1	Upon any storage of the Goods at the Facilities and after the quantity, nature and weight of the Goods have been ascertained by the Operator, the Operator will and at the Principal’s request, issue a Delivery Order in respect of such Goods.

24.2	Notwithstanding Article 24.1, the Operator may refuse to issue the Delivery Order if the Principal has failed to perform and observe its obligations under the Agreement (including its obligation to pay the sums due to the Operator) or if the Operator has reasonable grounds for such refusal.

24.3	The Delivery Order:

(a)	shall be issued to a named beneficiary or if the Principal so requests then or subsequently, to order or bearer;

(b)	shall contain a description of the quantity, type and any markings of the Goods; and

(c)	shall contain a statement that these Articles shall be applicable to the Delivery Order.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

24.4	The Operator shall not be responsible for the completeness or correctness of the description of the goods in the Delivery Order or its duplicate.

24.5	If the Delivery Order has been issued to order or bearer and the Operator shall wish to give any notice to the holder of the Delivery whose identity or address is not then known to the Operator, it shall be sufficient for the Operator to give such notice to the Principal.

24.6	The Holder of a Delivery Order shall be liable to the Operator only for Claims of which the existence and extent are evidenced by the Delivery Order and for the costs incurred in respect of any special measures taken by the Operator under Article 6 after issuance of the Delivery Order.

24.7	The Principal shall immediately inform the Operator of any loss or destruction of the Delivery Order and shall state the contents of the Delivery Order, whereupon:

(a)	if the Principal so requests, the Operator may at its absolute discretion and at the Principal’s expense, insert two notices at a fortnight’s interval of such loss or destruction in the local press and requiring all persons interested in the Delivery Order to report immediately to the Operator; and

(b)	if no such interested person shall report to the Operator within a reasonable period of not less than 14 days after publication of the second press notice, the Operator may at its absolute discretion issue a duplicate Delivery Order to the Principal marked with the word “duplicate” subject to such terms and conditions as the Operator may deem fit to impose.

24.8	An original Delivery Order shall cease to have effect upon the issue of its duplicate.

24.9	The Operator shall not be liable for any Claims arising from:

(a)	any incorrect or incomplete description of the Goods in the Delivery Order or its duplicate; or

(b)	any issuance of a duplicate Delivery Order

and the Principal shall indemnify the Operator against such Claims.

24.10	In the event of the expiry or earlier termination of the Agreement, the Principal shall return the Delivery Order to the Operator for cancellation not later than 2 working days after such expiry or of the date of the notice of termination.

24.11	The Operator shall be entitled to retain the Goods and exercise its lien thereon until the Delivery Order (if any) in respect thereof has been returned to the Operator.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 25

ACCESS TO TERMINAL

25.1	The Operator shall grant the Principal and persons authorised in writing by the Principal, access to the Facilities during the normal working hours referred to in Article 21.1 only for the purposes of the Agreement subject to their compliance with the requirements of the Operator and the competent authorities.

25.2	The Operator shall not be liable for any Claim due to any cause whatsoever arising from the entry to or presence of the Principal or such authorised persons on the Terminal and the Principal shall indemnify the Operator against such Claims.

25.3	Notwithstanding the foregoing provisions, the Operator shall be entitled to refuse (such refusal shall not be unreasonably withheld) to grant such access to the Principal or its authorised persons.

25.4	Notwithstanding the foregoing provisions, the Operator shall have the reasonable right to remove the Principal or its authorised persons from the Terminal.

ARTICLE 26

INFORMATION ON GOODS

The Operator shall furnish information in respect of the Goods only to the Principal or any person authorised in writing by the Principal.

ARTICLE 27

TRANSFER OF GOODS

27.1	The Principal shall immediately notify the Operator of any intended transfer of ownership or other interest in the Goods.

27.2	The Operator shall not be obliged to recognise nor be bound by any transfer of ownership or other interest in the Goods:

(a)	if the Principal shall not have performed or observed any term or condition of the Agreement (including the obligation to pay all sums due under the Agreement) due to any reason whatsoever or if the Principal shall not have performed or observed any term or condition of any agreement made between the Operator and the Principal in respect of any other goods at the Terminal;

(b)	if due to any reason whatsoever, the Principal shall not have obtained the agreement of the intended transferee in a form approved by the Operator to perform and observe the terms and conditions of the Agreement; or

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	if in the Operator’s opinion, any dispute may arise between the Principal and the intended transferee or any other person in relation to the ownership or other interest in the Goods or in relation to the right to delivery or possession thereof.

27.3	In the event of any dispute described in Article 27.2(c), the Operator shall be entitled:

(a)	to retain the Goods and such other goods at the risk and expense of the Principal until the resolution or settlement of such dispute to the Operator’s satisfaction; and

(b)	to obtain legal assistance and initiate legal proceedings at the expense of the Principal in respect of such dispute.

27.4	The Principal shall be liable for all Claims arising from any refusal of the Operator to recognise or to be bound by the intended transfer of ownership or other interest in the Goods and shall indemnify the Operator in respect of such Claims.

27.5	Notwithstanding the transfer of ownership or possession of the Goods, until and unless the Operator shall have agreed to recognise and be bound by such transfer, the Principal shall continue to perform and observe the terms and conditions of the Agreement (including the obligation to pay all sums due under the Agreement and all Claims) even insofar as they relate to any Operations carried out after the transfer.

27.6	Upon the Operator’s recognition and agreement to be bound by the transfer, the transferee shall be deemed to be the Principal for the purposes of the Agreement and shall also be jointly and severally liable with its predecessor in title for the performance and observance of the Agreement as described in Article 27.5.

ARTICLE 28

DELIVERY REQUIREMENTS

28.1	The Operator shall re-deliver the Goods to the Principal:

(a)	if so instructed by the Principal;

(b)	against the presentation of a receipt in a form approved by the Operator and duly signed and stamped by the Principal; or

(c)	against the surrender of a Delivery Order (if any) issued in respect of the Goods.

Provided that the Principal shall have performed and observed the terms and conditions of the Agreement and of any other agreement made between the Operator and the Principal in respect of other goods at the Terminal, up to the date of such re-delivery.

28.2	The Operator shall be entitled but not obliged:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	to demand from any person purporting to be entitled or authorised to take re-delivery of the Goods, satisfactory proof of the person’s identity and of such entitlement and authority; and

(b)	to satisfy itself that the signature and stamp appearing on the instructions, receipts and the Delivery Order are correct and valid as at the date of re-delivery.

28.3	In the event that a Delivery Order has been issued in respect of the Goods and the re-delivery of a part of the Goods by the Operator to the Principal, such re-delivery shall be recorded in the Delivery Order surrendered pursuant to Article 28.1(c) and the Operator may then at its absolute discretion either:

(a)	return the Delivery Order to the Principal or

(b)	issue a fresh Delivery Order to the Principal in respect of the remaining part of the Goods.

28.4	In the event of any partial or total loss or destruction of the Goods due to any cause whatsoever, the date of commencement of such loss or destruction shall be deemed to be the date of redelivery of the Goods by the Operator to the Principal.

ARTICLE 29

INSURANCE

29.1	The Principal shall effect adequate insurance of the Goods for so long as they remain on the Terminal, except where expressly agreed otherwise between the Operator and the Principal.

29.2	If the Operator shall insure the Goods pursuant to an agreement made between the Principal and the Operator:

(a)	The Operator shall be entitled at its absolute discretion:

(i)	to decide whether to effect such insurance in its own name or in the Principal’s name or in an extension of any existing insurance policy of the Operator;

(ii)	to insure the Goods for the value declared by the Principal to the Operator; and

(iii)	to decide the terms and conditions of such insurance including the adjustment of any loss, damage or destruction of the Goods.

(b)	The Operator shall merely be an intermediary between the Principal and the insurer and the Operator shall not be liable for any Claim arising from the Operator’s act or omission in respect of such insurance or in respect of the insurer’s insolvency.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	The Operator shall be entitled to collect any insured sum due from the insurer and to recover there from any sums payable by the Principal to the Operator under the Agreement made between the Operator and the Principal, and paying any balance to the Principal.

(d)	Such insurance may be terminated by one calendar month’s notice given by the Operator to the Principal or vice versa or at the end of the calendar month of the re-delivery of the Goods by the Operator to the Principal, whichever shall be sooner.

29.3	In the event of the re-delivery of part of the Goods, the Principal shall notify the Operator of the insurable value of the remaining part of the Goods failing which the Operator may reduce the insured sum in respect of the Goods in the same proportion as the Goods shall have been reduced in number, weight, measurement or content.

29.4	If the Principal shall request the assistance of the Operator to determine the extent and value of any loss, damage or destruction of the Goods, the Operator may but shall not be obliged to render such assistance subject to:

(a)	the Principal’s payment of the costs of such assistance (including the fee of the Operator); and

(b)	if the Operator so stipulates, the Principal’s prior payment in cash of all sums due from the Principal to the Operator under the Agreement made between the Operator and the Principal.

ARTICLE 30

THIRD PARTY CHARGES AND SUMS ON GOODS

30.1	The Principal shall ensure that the Goods are delivered to the Operator free of any charges or sums due to third parties including any freight, port charges, taxes, duties, contributions, fines and any other costs.

30.2	The Operator shall be entitled to refuse to take delivery of any Goods in respect of which the Operator is not satisfied that all such charges and sums have been paid.

30.3	The Operator shall not be liable for nor be obliged to recover any such unpaid charges or sums or other charges or sums which have been overpaid or mistakenly paid by the Principal to any third party.

30.4	If:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	the Operator; shall at its absolute discretion deem it necessary to seek professional advice or to commence legal proceedings or to take other legal measures in relation to such unpaid charges or sums payable to the third parties; or

(b)	the Principal requests the Operator to seek such advice or to commence such proceedings or to take such measures and the Operator shall at its absolute discretion agree to do so,

then all costs and expenses incurred by the Operator in respect of such advice, proceedings and measures and the Operator’s fee shall be borne by the Principal.

30.5	Notwithstanding that the Operator may have taken delivery of the Goods, the Principal shall be liable for such unpaid charges and sums and shall indemnify the Operator against any Claims arising in respect of such unpaid charges and sums regardless of whether or not the Goods shall then be present at the Terminal.

ARTICLE 31

RATES, CHARGES AND TAXES

31.1	The Principal shall pay to the Operator all rates, charges and other sums which shall be payable under the Agreement including any rentals, storage charges, heating costs, refrigeration costs (if any), insurance costs, throughput shortfall charges, port dues and all other agreed costs, as per the Term Storage Agreement incurred by the Operator in relation to the Operations, the Goods, the Vessels and the Vehicles.

31.2	For the avoidance of doubt, it is hereby agreed and declared that:

(a)	Where the Goods shall be delivered or taken re-delivery of by a Vessel or Vehicle, such sums have been charged on the basis that the Goods shall be delivered or re-delivered at the flange of the pipeline at the Terminal which is connected to the manifold of the Vessel or Vehicle;

(b)	Unless expressly agreed otherwise:

(i)	such sums shall be payable for the whole period during which the Facilities are available for the Principal’s use pursuant to the Agreement regardless of whether or not the Principal shall have actually used the same; and

(ii)	such sums shall be payable as per the Term Storage Agreement.

(c)	The Operator shall not be obliged to recover from third parties any sums which may be due from third parties to the Principal in respect of the Goods.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 32

CONDITIONS OF PAYMENT

32.1	All sums of whatever nature due from the Principal to the Operator under the Agreement shall be recoverable against the Goods and any other goods delivered by the Principal to the Operator and shall be payable as per the Term Storage Agreement.

32.2	Notwithstanding the period for payment stipulated in Article 32.1:

(a)	if legal proceedings shall be commenced by any third party for the bankruptcy or liquidation or winding up of the Principal;

(b)	if the Principal shall make any offer of composition to its creditors;

(c)	if any order of distress or attachment or similar order shall be made against any property of the Principal;

(d)	if the Principal shall cease to carry on the business in which it was engaged at the commencement of the Agreement; or

(e)	if the Principal shall fail to perform or observe any term or condition of the Agreement then all sums due from the Principal to the Operator shall become immediately due and payable.

32.3	If due to any reason whatsoever (except the default of the Operator) the Principal shall not pay any sum payable to the Operator under the Agreement within 15 days after the date of the Operator’s invoice thereof:

(a)	the Operator shall be entitled to engage the services of any person to recover such sum from the Principal, in which event the Principal shall also be liable for all costs incurred by the Operator for such services (including the legal costs); and

(b)	regardless of whether or not the Operator shall have engaged the services of any person as described in paragraph (a), the Principal shall in addition to all sums payable under the Agreement and the costs described in paragraph (a) (if any), pay to the Operator interest on such sums and the costs at the rate of 7% per annum, which interest shall be payable on a day to day basis from the date immediately after the due date for payment to the date of actual payment of such sums, the costs and interest thereon or to the date of expiry or sooner termination of the Agreement, whichever is earlier.

32.4	Time shall be of the essence for the purposes of this Article.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 33

COMMON STORAGE COSTS

33.1	If any Operations shall be carried out together with any other operations in respect of the goods belonging to other persons, any losses shall be reasonably apportioned by the Operator among the Principal and such other persons taking into account wherever possible, the quantity of their respective goods and the duration of the operations related to their respective goods.

33.2	The costs of such apportionment shall be borne by the Principal and such other persons in the same proportion.

ARTICLE 34

RIGHTS OF LIEN AND RETENTION

The Operator shall have a right of lien and retention over the Goods and all sums (including any insured sums collected by the Operator for the Principal), documents and valuables which the Operator shall now or hereafter hold of or on behalf of the Principal or which is now or hereafter due to the Principal, to secure the payment of all sums payable by the Principal to the Operator and the discharge of all liabilities of the Principal to the Operator under the Agreement made between the Operator and the Principal in respect of other goods at the Terminal.

ARTICLE 35

DISPUTE OF OWNERSHIP OF GOODS

35.1	If there shall be any dispute between the Operator and the Principal or between the Operator and any third party relating to the ownership of or other right, title or interest in the Goods or if the Goods shall be attached, detained or seized by a third party in any way, the Operator shall be entitled to detain the Goods until the dispute is resolved by the competent court or otherwise settled.

35.2	The Operator shall be entitled to seek any legal advice or to commence any legal proceedings or to take any measure which it deems necessary to protects its interest in such dispute, attachment, detention or seizure or to resolve such dispute, in which event the risk and expense of such advice, proceedings and measure shall be borne by the Principal.

ARTICLE 36

RIGHT OF DISPOSAL

36.1	Without prejudice to Article 35:

(a)	if the Principal fails to remove the Goods due to any reason whatsoever upon the expiry or earlier termination of the Agreement; or

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	if the Principal fails to pay to the Operator any sum due to the Operator under the Agreement due to any reason whatsoever,

the Operator shall, be entitled, with notice to the Principal, to remove and transfer the Goods from the Facilities to any place whether in or outside the Terminal and dispose of or destroy the Goods in such manner as the Operator deems fit and at the risk and expense of the Principal.

36.2	If the Operator shall decide to dispose of the Goods by sale by private treaty or public auction:

(a)	the Operator shall be entitled to open or break open without being liable for any damage caused thereby, any container or any other package containing the Goods; and

(b)	any proceeds of sale shall be applied by the Operator in the following manner:

(i)	firstly, in payment of all sums due from the Principal to the Operator under the Agreement made between the Operator and the Principal;

(ii)	secondly, in payment of the expenses of the removal and disposal and any storage of the Goods in the period between such removal and disposal;

(iii)	thirdly, in payment of any sums due from the Principal to the competent authorities; and

(iv)	fourthly, in payment of other claims or liens of which notice has been given by third parties to the Operator and by rendering any surplus to the Principal.

36.3	If the proceeds of any sale of the Goods by the Operator pursuant to Article 36.1 shall be insufficient to satisfy in full any claim of the Operator under the Agreement made between the Operator and the Principal, the Operator shall be entitled to recover the same from the Principal in any court of competent jurisdiction.

36.4	Any sale of the Goods by the Operator pursuant to Article 36.1 shall be free from any encumbrances.

36.5	The Operator shall not be liable for any Claim arising from the removal, disposal, destruction and intermediate storage of the Goods and the Principal shall indemnify the Operator against such Claims.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 37

FORCE MAJEURE

37.1	Event of Force Majeure

Any delays in or failure of performance by either Party shall not constitute default hereunder or give liability for any Claims if and to the extent such delays in or failures of performance are caused by events of Force Majeure. Force Majeure events shall mean any cause, which is not within the reasonable control of the Party affected by the cause and which, by the exercise of diligence, such Party is unable to foresee or prevent and may include, but shall not be limited to:

(i)	war, hostilities, revolution, riots, insurrection or other civil commotion, acts of terrorism or sabotage;

(ii)	nuclear explosion, radioactive, biological or chemical contamination, ionizing radiation, or the discovery of such contamination or radiation;

(iii)	strikes and/or lockouts except any such action by employees or subcontractors or agents of the Party claiming Force Majeure;

(iv)	any effect of the natural elements, including lightning, fire, earthquake, sandstorm, flood, storm, tsunami, cyclone, typhoon or tornado;

(v)	explosion (other than nuclear explosion or an explosion resulting from an act or war;

(vi)	epidemic or plague;

(vii)	inability to obtain necessary equipment or materials due to blockade, embargo or sanctions;

(viii)	change in law or regulation, government intervention, reduction or loss of power

37.2	Notification

If either Party is prevented from or delayed in performing any of its obligations under the Agreement by an event of Force Majeure, such Party shall immediately notify the other Party in writing of the occurrence of the circumstances constituting Force Majeure. Forthwith upon the event of Force Majeure ceasing to have effect, the Party relying upon it shall give written notice thereof to the other.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

37.3	No Breach

Neither Party shall be deemed to be in breach of the Agreement or be liable to the other for any delay in performance or non-performance of its obligations under the Agreement to the extent that such delay or non-performance is due to an event of Force Majeure, of which it has notified the other Party. The Party claiming Force Majeure shall perform and observe its obligations under the Agreement insofar as the performance and observance thereof are not prevented by the event of Force Majeure.

37.4	Efforts

The Party claiming Force Majeure shall use reasonable efforts to promptly cure the effect of Force Majeure.

37.5	Termination

Where an event of Force Majeure extends for more than ninety (90) consecutive days, either Party shall have the right to terminate this Agreement by giving thirty (30) days’ written notice to the other Party to that effect. Provided however that if the Party claiming Force Majeure has diligently commenced curing the effect of Force Majeure and requires more than ninety (90) days to do so and such Party has properly notified in writing the other Party of such circumstances then the other Party shall grant to the Party claiming Force Majeure an extension of time that is reasonably necessary to cure the Force Majeure provided always that such extension of time shall not in any event exceed one hundred and eighty (180) days. Neither Party shall have the right to terminate this Agreement during such period of extension of time during which the right to terminate hereunder shall be deemed to have been waived by the Parties until the earlier of the date that such event of Force Majeure is cured and the end of such extension period.

ARTICLE 38

OPERATOR’S LIABILITY

38.1	The Operator shall always exercise due care and diligence in handling the Principal’s Goods and undertake Operations in accordance with standard industry practice consistent with that of a prudent terminal operator.

38.2	Without prejudice to the Operator’s rights under the other provisions of the Agreement, Article 38.1 shall not impose on the Operator any liability for Claims arising from:-

(a)	Force Majeure;

(b)	any delay in the delivery of the Goods to the Operator; or

(c)	the carrying out of any Operations consistent with that of a prudent terminal operator.

38.3	Without prejudice to the other provisions of the Agreement, in the event of any Claim against the Operator:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	the Operator shall not be liable to the Principal for any sum exceeding US Dollars [***] per occurrence;

(b)	the Operator shall not be liable for any indirect loss;

(c)	the Operator shall not be liable for any Claim arising before delivery of the Goods to the Operator;

(d)	the Claim will be void if the Principal shall not have notified the Operator thereof within two months after the occurrence of the event giving rise to the Claim; and

(e)	if the Claim shall have been notified to the Operator in accordance with paragraph (d), the Claim shall become void if the Principal shall not commence legal proceedings in respect thereof within the period of 12 months after the date of such notice.

38.4	If any Claim shall be made against the Operator by more than one person and the Operator shall decide to pay compensation in respect of the Claim, the Operator shall be entitled to apportion such compensation among such persons according to the extent of proven loss or damage suffered by each of them.

ARTICLE 39

CUMULATIVE RIGHTS AND REMEDIES

The rights and remedies given to the parties under these Articles shall be cumulative remedies and shall not prejudice any other rights or remedies of the parties contained in the Agreement or at law or the right of action or other remedy of the parties for the recovery of any sums due or in respect of any antecedent breach of the Agreement.

ARTICLE 40

COMPLIANCE WITH LAWS

40.1	The parties shall comply with the provisions of all applicable laws, regulations and/or governmental directives issued in accordance with such laws and regulations affecting the Goods, the Operations and the Agreement and shall give all necessary notices and the Principal shall obtain all requisite permission, approvals and consents required to be obtained by it.

40.2	The Principal shall indemnify the Operator against any fines, penalties, losses, costs or expenses incurred by the Operator in respect of any non-compliance by the Principal with the provisions of such laws, regulations and/or directives.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 41

ASSIGNMENT OF AGREEMENT

The rights and obligations of the Principal under the Agreement are personal to the Principal only and save as expressly permitted by the Agreement, shall not be assigned or shared in any way to or with any person without the prior written consent of the Operator subject always to the terms of the Term Storage Agreement.

ARTICLE 42

CONSENT OR WAIVER

No consent or expressed or implied waiver by the Operator to or of any breach of any covenant, condition or duty of the Principal shall be construed as a consent or waiver by the Operator to or of any other or subsequent breach of the same or any other covenant condition or duty by the Principal and shall not prejudice in any way the rights, powers and remedies of the Operator in relation to the said breach as contained in the Agreement.

ARTICLE 43

ARBITRATION

43.1	It is the firm intention of the parties that all disputes arising under the Agreement shall first be settled amicably by consultation between the parties.

43.2	If and to the extent that such settlement may not be possible:

(a)	Such dispute shall be finally settled by arbitration in Singapore by 2 arbitrators (one to be appointed by each party) and in the event of the arbitrators differing, by an umpire.

(b)	Such umpire shall be agreed upon by the arbitrators or, in default of such agreement, nominated by the President for the time being of the Law Society of Singapore, before the arbitration is commenced.

(c)	Any such reference to arbitration shall be deemed to be a reference to arbitration within the meaning of the provisions of the Arbitration Act (Cap 50).

(d)	Such arbitration shall be conducted in accordance with the said Act and shall be conducted in the English language.

(e)	The application of any statutory modification or re-enactment of the said Act, having effect after the effective date of the Agreement, to disputes arising out of or in connection with the Agreement shall be subject to the prior written agreement of the parties hereto.

(f)	Judgment upon any award rendered may be entered in any competent court or application made for a judicial acceptance of the award and an order of enforcement, as the case may be.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 44

SUBMISSION TO JURISDICTION

44.1	In the event that the Principal is a foreign person or foreign entity, the Principal hereby agrees to submit itself to the jurisdiction of the courts in Singapore in respect of any Claim arising against the Principal and to obey any order or judgment of the courts in respect of such Claim and when and so far as it may be necessary that any instrument or order issued from the Courts or any appeal there from should be served on the Principal in any proceedings to be taken for the enforcement of the Agreement, and the Principal hereby agrees and consents that the service of such instrument or order on the Principal in accordance with Article 1.4 or 1.5, as the case may be, shall be in all respects as operative and effective as if the same were its office.

44.2	Notwithstanding the provisions of Article 44.1, the Operator may sue the Principal or any other person in the competent court in the defendant’s place of residence or office.

ARTICLE 45

STAMP DUTY

The Operator shall bear the costs of and incidental to the stamping of all documents evidencing the Agreement and the duplicate thereof.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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